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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001, except as to the second paragraph of Note 16 which is as of March 14, 2001, relating to the consolidated financial statements, which appears in Microvision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
February 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS